THE HIGH YIELD INCOME FUND, INC.
                      Gateway Center Three
                       100 Mulberry Street
                    Newark, New Jersey 07102




                                             April 25, 2008





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


     Re:  The High Yield Income Fund, Inc. (the Fund)
          File No.:  811-05296


Ladies and Gentlemen:

     Please find enclosed the following items: (1) the Semi Annual Report on Form N-SAR for the Fund for the six-month period ended February 29, 2008 and (2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.


                                        Very truly yours,


                                        /s/Deborah A. Docs
                                        Deborah A. Docs
                                        Secretary and Chief Legal
     Officer

Enclosures


     This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 25th day of April
2008.



                THE HIGH YIELD INCOME FUND, INC.





Witness:/s/Glenda D. Noel                 By:/s/Deborah A. Docs
       Glenda D. Noel                     Deborah A. Docs
                                      Secretary  and Chief  Legal
Officer